Exhibit 32

                           SECTION 1350 CERTIFICATION


In connection with the Quarterly Report on Form 10-Q of Public Storage Properties, Ltd. (the "Partnership") for the quarter ended March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ronald L. Havner, Jr., as Chief Executive Officer of Public Storage corporate general partner, and John Reyes, as Chief Financial Officer of Public Storage corporate general partner, each hereby certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

 /s/   Ronald L. Havner, Jr.
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Name:  Ronald L. Havner, Jr.
Title: Chief Executive Officer of Public Storage
       Corporate General Partner
Date:  May 14, 2009

 /s/   John Reyes
------------------------------------
Name:  John Reyes
Title: Chief Financial Officer of Public Storage
       Corporate General Partner
Date:  May 14, 2009

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Partnership for purposes of ss.18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by ss.906 of the Sarbanes-Oxley Act of 2002 has been provided to the Partnership, and will be retained and furnished to the SEC or its staff upon request.